May 8, 2019 Conduent Q1 2019 Earnings Results

Cautionary Statements Forward-Looking Statements This report contains “forward-looking statements”, as defined in the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the business process outsourcing industry and our business and financial results. Forward-looking statements often include words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. Accordingly, undue reliance should not be placed on any forward- looking statement made by us or on our behalf. Important factors and uncertainties that could cause our actual results to differ materially from those in our forward-looking statements include, but are not limited to: government appropriations and termination rights contained in our government contracts; our ability to renew commercial and government contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our ability to attract and retain necessary technical personnel and qualified subcontractors; our ability to deliver on our contractual obligations properly and on time; competitive pressures; our significant indebtedness; changes in interest in outsourced business process services; our ability to obtain adequate pricing for our services and to improve our cost structure; claims of infringement of third-party intellectual property rights; the failure to comply with laws relating to individually identifiable information, and personal health information and laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our information systems or security systems or any service interruptions; our ability to estimate the scope of work or the costs of performance in our contracts; our continuing emphasis on and shift toward technology-led digital transactions; customer decision-making cycles and lead time for customer commitments; our ability to collect our receivables for unbilled services; a decline in revenues from or a loss or failure of significant clients; fluctuations in our non-recurring revenue; our failure to maintain a satisfactory credit rating; our ability to attract and retain key employees; increases in the cost of telephone and data services or significant interruptions in such services; our failure to develop new service offerings; our ability to modernize our information technology infrastructure and consolidate data centers; our ability to comply with data security standards; our ability to receive dividends or other payments from our subsidiaries; changes in tax and other laws and regulations; changes in government regulation and economic, strategic, political and social conditions; changes in U.S. GAAP or other applicable accounting policies; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our 2018 Annual Report on Form 10-K, as well as in our Current Reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statements made by us in this presentation speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise. Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods’ results against the corresponding prior periods’ results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non- GAAP measures. Non-GAAP measures are footnoted, where applicable, in each slide herein. 2

Q1 2019 Earnings

CONDUENT

(in millions)	As Reported Q1 2019	As Reported Q1 2018	Adjusted (1) Q1 2019	Adjusted (1) Q1 2018	B/(W) Yr/Yr	Comments Adj Q1 2019 vs Adj Q1 2018
Revenue	$1,158	$1,420	$1,122	$1,172	($50)	Revenue driven by client losses, strategic decisions, partially offset by new business ramp
SG&A (excluding depreciation and amortization)	$127	$143	$127	$143	$16	
Adjusted operating income(1)	**$69**	**$105**	**$68**	**$66**	**$2**	
Adjusted operating margin(1)	***6.0%***	***7.4%***	***6.1%***	***5.6%***	***+50 bps***	Margin improvement due to cost savings
Adjusted EBITDA[1]	**$123**	**$161**	**$122**	**$120**	**$2**	Cost savings initiatives offsetting revenue pressure
Adjusted EBITDA margin[1]	***10.6%***	***11.3%***	***10.9%***	***10.2%***	***+70 bps***	
Depreciation and amortization	$115	$116	$115	$116	$1	
Restructuring and related costs	$16	$20	$16	$20	$4	Reduced restructuring spend
Interest expense	$20	$33	$20	$33	$13	Interest savings from tender offer and repricing
Goodwill impairment	$284	$—	$284	$—		
Other net expense / (income)(2)	$25	$45	$25	$45	$20	
Pretax income (loss)	**$(338)**	**$(54)**	**$(339)**	**$(93)**	**$(246)**	Impacted by goodwill impairment
Adjusted PBT(1)	**$49**	**$72**	**$48**	**$33**	**$15**	
Adjusted tax rate(1)	**34.7%**	**34.7%**				
Adjusted Net Income (Loss) Before Adjustment for Divestitures(1)	$32	$47				
Adjusted Diluted EPS[1]	**$0.14**	**$0.22**				

(1) Refer to Appendix for Non-GAAP reconciliations of adjusted revenue, adjusted operating income/margin, adjusted EBITDA/margin and adjusted EPS and for impact from divestitures

(2) Includes (Gain) loss on divestitures and transactions costs, Litigation costs (recoveries), net and Other (income) expenses, net.

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Q1 2019 Segment Summary (in millions) Revenue(1) Adj EBITDA(1) B/(W) Q1 18 Q1 19 Yr/Yr Q1 18 Q1 19 Yr/Yr Commercial $ 654 $ 612 (6.4)% $ 138 $ 135 (2.2)% Government $ 335 $ 325 (3.0)% $ 115 $ 95 (17.4)% Transportation $ 176 $ 184 4.5% $ 35 $ 29 (17.1)% Other $ 7 $ 1 (86)% $ (2) $ — Shared IT / Infrastructure & Corporate Costs $ — $ — $ — $ (166) $ (137) 17.5 % Total $ 1,172 $ 1,122 (4)% $ 120 $ 122 1.7 % Q1 2019 Segment Commentary Commercial • Revenue decline driven by lower client volumes, lost business and strategic actions; FX headwind of ~100 bps • Adj. EBITDA margin 22.1%, up 96 bps yr/yr, impacted by cost transformation Government • Revenue decline driven by lost business and pricing • Adj. EBITDA margin 29.2%, impacted by lower pricing on a large renewal and higher IT/delivery costs Transportation • Revenue increase driven by new business; FX headwind of ~160 bps • Adj. EBITDA margin 15.8%, impacted by SLA penalties and higher IT costs Shared IT / Infrastructure & Corporate Costs • Meaningful reduction from Q1 2018 to Q1 2019 (down 17.5%) 4 • Continued progress on costs transformation initiatives • Q1 partially driven by seasonality and a negotiated settlement with an IT infrastructure services vendor 1) Refer to Appendix for Non-GAAP reconciliations

Cash Flow (in millions) Q1 2019 Key Messages: Q1 2019 Q1 2018 Net income (loss) ($308) ($50) • Cash outflow primarily driven by Texas settlement payment and other working Depreciation & amortization 115 116 capital movements Stock-based compensation 7 7 Deferred tax benefit (45) (8) Goodwill impairment 284 — • Capex of 6.0% revenue driven by IT Changes in operating assets and liabilities (117) (119) investments Other(1) 15 16 Operating Cash Flow ($49) ($38) • Adjusted free cash flow(3) down $(24)M (2) Purchase of LB&E and other (70) (39) yr/yr driven by higher capex spend Proceeds from sales of LB&E 1 — Payments for acquisitions, net proceeds/payments for divestitures (99) — ▪ Texas settlement payments of $40M to Investing Cash Flow ($168) ($39) date; $20M in Q1 Cash from Financing ($22) ($27) Effect of exchange rates on cash and cash equivalents 2 — Change in cash, restricted cash and cash equivalents (237) (104) Beginning cash, restricted cash and cash equivalents 765 667 Ending Cash, Restricted Cash and Cash Equivalents $528 $563 Memo: Adjusted Free Cash Flow(3) ($93) ($69) (1) Includes (gain) loss from investments, amortization of debt financing costs, (gain) loss on divestitures and transaction costs, contract inducement amortization and Other operating, net (2) Includes cost of additions to land, building and equipment (LB&E) and internal use software (3) Please refer to Appendix for Non-GAAP reconciliation 5

Capital Structure Overview

CONDUENT

Debt Structure

($ in millions)	12/31/2018	3/31/2019
Total Cash[1]	**$765**	**$528**
Total Debt[2]	**1,567**	**1,549**
Term Loan A[3], [5] due 2022	705	691
Term Loan B[3] due 2023	833	831
10.5% Senior Notes due 2024	34	34
Capital Leases	26	23
Current net leverage ratio[4]	1.2x	1.7x

Credit Metrics

FY 2019E interest expense	**~$90M**
Preferred dividend (annual)	*~$10M*
Target net leverage ratio	~2.0x
Average remaining maturity on outstanding debt	~4 years

Key Messages

- Current leverage ratio: 1.7x
- Revolver remains undrawn[6]
- Texas settlement payment made in Feb ($20M) and April ($20M) and expected payments in May ($78M) and January 2020 (~$118M)
- Balanced capital allocation focused on driving shareholder value

(1) Total Cash includes restricted cash

(2) Total debt excludes deferred financing costs

(3) Revolving credit facility and Term Loan A interest rate is Libor + 175 bps; Term Loan B is Libor + 250 bps effective June 28, 2018

(4) Net debt (total debt less adjusted cash) divided by TTM Adjusted EBITDA (not adjusted for divestitures). Adjusted ratio uses total Debt which excludes deferred financing costs.

(5) Includes initial EUR 260M borrowing converted at end of quarter exchange rates; Reflects appreciation of the EUR

(6) $738M of available capacity under Revolving Credit Facility as of 3/31/2019

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Transformation Update Summary Progress and Outlook Labor Force • Accu-shoring: Reduced percentage of labor in high cost 90,019 countries to 48% 55% 55% 85,790 48% 67,033 • Consolidating vendor relationships and leveraging buy- Q1 2017 power to address third-party spend High Cost Country Labor % Total Headcount • Automation and efficiency programs being used for both Q1 2018 client delivery and internal use Real Estate Footprint Q1 2019 • Continued focus on investment in legacy technology infrastructure, including platform modernization and 442 11,979 retirement of legacy platforms 332 9,533 228 7,278 • Additional efficiency actions to offset revenue pressure Real Estate Locations Total Square Feet (000's) 7

FY 2019 Guidance Updated FY 2018 Divestiture Adjusted FY (in millions) Reported Impact (3) 2018(4) FY 2019 Guidance Revenue (constant currency)(1) $5.39B $752M $4.64B Down (3) - (4)% Adj. EBITDA Margin(2) 11.9% 11.5% 12 - 13% Adj. Free Cash Flow(2) $218M ~30% % of Adj. EBITDA 34.1% Note: Please refer to the "Non-GAAP Outlook" in appendix for certain non-GAAP information regarding outlook (1) Year-over-year revenue growth comparison at constant currency (2) Refer to Appendix for Non-GAAP reconciliations of adjusted EBITDA / margin and adjusted FCF and for impact from divestitures. FY 2019 FCF adjusted for Texas-related litigation impact (3) Includes all divestitures (4) Adjusted for 2018 and 2019 divestitures referenced in appendix. 8

A Strong Foundation • Consolidated commercial under single leader Foundational • Continued investments into technology and infrastructure modernization and upgrades Improvements • Scaling up automation and analytics Continued • Increased accu-shoring - 52% employees now in low-cost countries Streamlining & • Incremental efficiency actions to offset sales impact Modernization • Continued modernization efforts; ~80% of business now platform-based Exciting Wins • >90% renewal rate for 7 consecutive quarters & Strong • Stable, diversified $12B pipeline Assets • Well positioned in and focused on differentiation in key areas (Healthcare, Transportation, Payments, HRS, and Analytics and Automation) Unexpected • Client volume volatility Headwinds • Lower than expected conversion of new business signings Proactively addressing headwinds by: 1) focusing on new business signings, 2) moving away from traditional commoditized offerings to higher value-add digital 9 offerings and 3) improvements in service line penetration

Q&A 10

Appendix 11

Signings & Renewal Rate(1) Excluding Divestiture Impact ($ in millions) Q1' 18 Q2' 18 Q3' 18 Q4' 18 Q1' 19 Total Contract Value $1,293 $1,887 $738 $1,527 $952 New Business $367 $346 $264 $621 $225 Renewals $926 $1,541 $474 $906 $727 Annual Recurring Revenue Signings $81 $79 $65 $140 $52 Non-Recurring Revenue Signings $53 $61 $63 $57 $32 Renewal Rate 94% 100% 90% 92% 92% Pipeline at Quarter Close $12B $13B $12B $12B $12B (1) See definitions in Appendix 12

Definitions TCV = Total contract value Annual Recurring Revenue Signings = Includes new business TCV. New Business TCV = Annual recurring revenue signings multiplied by the contract term plus non-recurring revenue signings. Pipeline = TCV pipeline of deals in all sell stages over a rolling 12 months. Renewal Rate = Annual recurring revenue (ARR) on contracts that are renewed during the period as a percentage of ARR on all contracts for which a renewal decision was made during the period (excluding contracts for which a strategic decision to not renew was made based on risk or profitability). Revenue productivity = Calculated as trailing-twelve months (TTM) revenue (excluding impact from divestitures and ASC 606) / average quarter-end headcount for last four quarters. Segment calculation excludes corporate headcount. TSA = Transition Services Agreement associated with divested businesses. 13

2019 Modeling Considerations Outlook Commentary FY 2019E Revenue (1) Outlook (vs. FY 2018 "Baseline") Down (3) - (4)% in constant currency including HSP impact FY 2019E Adjusted EBITDA (1) Seasonality Expect typical seasonality, excluding stranded cost impacts Restructuring costs Expected to be ~$50M for the full year Interest Expense Expected to be ~$90M for the full year (assumes one mid-year interest rate hike) Expected to be ~30% of Adj. EBITDA. Given the timing of Capex and typical seasonality of the FY 2019E Adj Free Cash Flow (1) business, expected to be weighted towards 2H 2019.  Texas-related impacts excluded from Adj FCF calculation Capex Expected to be 4.5 - 5.0% of Revenue in FY 2019 Taxes Expected full year adjusted tax rate of 28 - 30% Cash Taxes Expect ~$70M in FY 2019, including tax benefit from Texas-related payments Stranded Overhead Costs Expect ~$50M of stranded overhead costs through Q4, based on timing of divestitures and increased TSA requirements. Expected to impact Q2 - Q4 evenly 1) Refer to Appendix for Non-GAAP reconciliations 14

Non-GAAP Financial Measures Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods’ results against the corresponding prior periods’ results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. A reconciliation of the following non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below. These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method. The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred. Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate. We make adjustments to Income (Loss) before Income Taxes for the following items, for the purpose of calculating Adjusted Revenue, Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate: • Amortization of acquired intangible assets. The amortization of acquired intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry and from period to period. • Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program. • Goodwill impairment. This represents Goodwill impairment charge related to the loss of certain Transportation segment customer contracts, lower expected new Transportation segment customer contracts and higher costs of delivery. • (Gain) loss on divestitures and transaction costs. Represents (gain) loss on divested businesses and transaction costs. • Litigation costs (recoveries), net. Litigation costs (recoveries), net represents reserves for the State of Texas litigation, Student Loan Service exposures and certain terminated contracts that are subject to litigation. • (Gain) loss on extinguishment of debt. Represents premium on debt extinguishment and write down of the associated unamortized discount and issuance costs. • Other (income) expenses, net. Other (income) expenses, net includes currency (gains) losses, net and all other (income) expenses, net. • NY MMIS charge (credit). Costs associated with the Company not fully completing the State of New York Health Enterprise Platform project. • HE charge (credit). Costs associated with not fully completing the Health Enterprise Medical platform projects in California and Montana. • (Revenue) / (Income) loss from divestitures The Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance.  We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Management believes that adjusted effective tax rate, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate with an adjusted effective tax rate which reflects the impact of the items which are excluded in providing adjusted net income and certain other identified items, and may provide added insight into our underlying business results and how effective tax rates impact our ongoing business. 15

Non-GAAP Financial Measures Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin. We make adjustments to Revenue, Costs and Expenses and Margin for the following items (as defined above), for the purpose of calculating Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin: • Amortization of acquired intangible assets. • Restructuring and related costs. • Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs. • Goodwill impairment. • (Gain) loss on divestitures and transaction costs. • Litigation costs (recoveries), net. • (Gain) loss on extinguishment of debt. • Other (income) expenses, net. • NY MMIS charge (credit). • HE charge (credit). • (Revenue) / (Income) loss from divestitures. We provide our investors with adjusted revenue, adjusted operating income and adjusted operating margin information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business. Adjusted Other Profit and Margin We adjust Other profit and margin for NY MMIS and HE charge adjustments. We provide Other adjusted loss and Other adjusted margin information, as supplemental information, because we believe that the adjustment for NY MMIS wind-down costs and HE charge, which we do not believe are indicative of our ongoing business, supplementally provides investors added insight into underlying Other loss and gross margin results and trends, both by itself and in comparison to other periods. 16

Non-GAAP Financial Measures Segment and Consolidated Adjusted EBITDA and EBITDA Margin We use Adjusted EBITDA and Adjusted EBITDA Margin as an additional way of assessing certain aspects of our operations that, when viewed with the U.S. GAAP results and the accompanying reconciliations to corresponding U.S. GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA represents Income (loss) before Interest, Income Taxes, Depreciation and Amortization and Contract Inducement Amortization adjusted for the following items (which are defined above). Adjusted EBITDA margin is Adjusted EBITDA divided by adjusted revenue: • Restructuring and related costs. • (Gain) loss on divestitures and transaction costs. • Litigation costs (recoveries), net. • Goodwill impairment. • (Gain) loss on extinguishment of debt. • Other (income) expenses, net. • NY MMIS charge (credit) / NY MMIS Depreciation. • HE charge (credit). • (Revenue) / (Income) loss from divestitures. Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performance. Management cautions that amounts presented in accordance with Conduent’s definition of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA and EBITDA Margin in the same manner. Adjusted Government Services Segment Revenue and Profit We adjusted Government Services Segment revenue, profit and margin for the NY MMIS and HE charges as we believe it offers added insight, by itself and for comparability between periods, for items which we do not believe are indicative of our ongoing business. 17

Non-GAAP Financial Measures Free Cash Flow Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, tax payments related to divestitures, vendor financed capital lease and proceeds from sales of land, buildings and equipment. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions and invest in land, buildings and equipment and internal use software and make required principal payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP. Adjusted Free Cash Flow Adjusted free cash flow is defined as free cash flow from above plus deferred compensation payments, transaction costs, costs related to Texas litigation, and certain other identified adjustments. Adjusted Cash Adjusted cash is defined as cash and cash equivalents less cash from terminated deferred compensation to be paid to plan participants. We believe this provides added insight into cash and cash equivalent positions. Constant Currency To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact can be determined as the difference between actual growth rates and constant currency growth rates. This currency impact is calculated by translating the current period activity in local currency using the comparable prior-year period's currency translation rate. Non-GAAP Outlook In providing outlook for adjusted EBITDA we exclude certain items which are otherwise included in determining the comparable GAAP financial measure. A description of the adjustments which historically have been applicable in determining adjusted EBITDA are reflected in the table below. We are providing such outlook only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period, such as amortization, restructuring, separation costs, NY MMIS, HE charge, and certain other adjusted items, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results. We have provided and outlook for revenue on a constant currency basis due to the inability to accurately predict foreign currency impact on revenues. Outlook for Free Cash Flow and Adjusted Free Cash Flow is provided as a factor of expected adjusted EBITDA, see above. 18

Non-GAAP Reconciliations: Adjusted Revenue, Adjusted Net Income (Loss), Adjusted Effective Tax, Adjusted Operating Income (Loss) and Adjusted EBITDA (in millions) Q1 2019 FY 2018 Q4 2018 Q3 2018 Q2 2018 Q1 2018 ADJUSTED REVENUE Revenue $ 1,158 $ 5,393 $ 1,282 $ 1,304 $ 1,387 $ 1,420 Adjustment: 2018 Divestitures(1) (36) (752) (104) (162) (238) (248) Adjusted Revenue $ 1,122 $ 4,641 $ 1,178 $ 1,142 $ 1,149 $ 1,172 ADJUSTED NET INCOME (LOSS) Income (Loss) From Continuing Operations $ (308) $ (416) $ (140) $ (237) $ 11 $ (50) Adjustments: Amortization of acquired intangible assets(2) 62 242 61 60 60 61 Restructuring and related costs 16 81 13 31 17 20 Goodwill impairment 284 — — — — — (Gain) loss on divestitures and transaction costs 14 42 33 54 (60) 15 Litigation costs (recoveries), net 12 227 114 78 4 31 (Gain) loss on extinguishment of debt — 108 — 108 — — Separation costs — — — — — — Other (income) expenses, net (1) 5 4 4 (2) (1) NY MMIS charge (credit) — (2) — (1) (1) — HE charge (credit) — (1) (1) — — — Total Non-GAAP Adjustments(3) 387 702 224 334 18 126 Income tax adjustments(3) (47) (56) (26) (36) 35 (29) Adjusted Income (Loss) Before Adjustment for Divestitures $ 32 $ 230 $ 58 $ 61 $ 64 $ 47 19

CONTINUED (in millions) Q1 2019 FY 2018 Q4 2018 Q3 2018 Q2 2018 Q1 2018 ADJUSTED EFFECTIVE TAX Income (Loss) Before Income Taxes $ (338) $ (395) $ (143) $ (252) $ 54 $ (54) Adjustment: Total Non-GAAP Adjustments(3) 387 702 224 334 18 126 Adjusted PBT (Before Adjustment for Divestitures) 49 307 81 82 72 72 2018 divestitures(1) (1) (98) (3) (15) (41) (39) Adjusted PBT $ 48 $ 209 $ 78 $ 67 $ 31 $ 33 Income tax expense (benefit) $ (30) $ 21 $ (3) $ (15) $ 43 $ (4) Income tax adjustments(3) 47 56 26 36 (35) 29 Adjusted Income Tax Expense (Benefit) 17 77 23 21 8 25 Adjusted Net Income (Loss) Before Adjustment for Divestitures $ 32 $ 230 $ 58 $ 61 $ 64 $ 47 ADJUSTED OPERATING INCOME (LOSS) Income (Loss) Before Income Taxes $ (338) $ (395) $ (143) $ (252) $ 54 $ (54) Adjustment: Total non-GAAP adjustments(3) 387 702 224 334 18 126 Interest expense 20 112 20 22 37 33 Adjusted Operating Income (Loss) Before Adjustment for Divestitures 69 419 101 104 109 105 2018 divestitures(1) (1) (98) (3) (15) (41) (39) Adjusted Operating Income (Loss) $ 68 $ 321 $ 98 $ 89 $ 68 $ 66 20

CONDUENT

CONTINUED

(in millions)	Q1 2019	FY 2018	Q4 2018	Q3 2018	Q2 2018	Q1 2018
ADJUSTED EBITDA						
Income (Loss) From Continuing Operations	$ (308)	$ (416)	$ (140)	$ (237)	$ 11	$ (50)
Income tax expense (benefit)	(30)	21	(3)	(15)	43	(4)
Depreciation and amortization	115	460	115	113	116	116
Contract inducement amortization	1	3	1	—	1	1
Interest expense	20	112	20	22	37	33
EBITDA Before Adjustment for Divestiture	(202)	180	(7)	(117)	208	96
2018 divestitures[1]	(1)	(98)	(3)	(15)	(41)	(39)
2018 divestitures depreciation and amortization[1]	—	(7)	(3)	—	(2)	(2)
EBITDA	(203)	75	(13)	(132)	165	55
Adjustments:						
Restructuring and related costs	16	81	13	31	17	20
Goodwill impairment	284	—	—	—	—	—
(Gain) loss on divestitures and transaction costs	14	42	33	54	(60)	15
Litigation costs (recoveries), net	12	227	114	78	4	31
(Gain) loss on extinguishment of debt	—	108	—	108	—	—
Separation costs	—	—	—	—	—	—
Other (income) expenses, net	(1)	5	4	4	(2)	(1)
NY MMIS charge (credit)	—	(2)	—	(1)	(1)	—
HE charge (credit)	—	(1)	(1)	—	—	—
Adjusted EBITDA Before Adjustment for Divestiture	$ 123	$ 640	$ 156	$ 157	$ 166	$ 161
Adjusted EBITDA	$ 122	$ 535	$ 150	$ 142	$ 123	$ 120

1. *Adjusted for the full impact from revenue and income/loss from divestitures for all periods presented.*
2. *Included in Depreciation and amortization on the Condensed Consolidated Statements of Income (Loss).*
3. *The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the business divestitures, the State of Texas litigation reserve, loss on extinguishment of debt, charges for amortization of intangible assets, restructuring and divestiture related costs.*

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Non-GAAP Reconciliations: Adjusted Weighted Average Shares Outstanding, Diluted EPS, Adjusted Effective Tax, Adjusted Operating Margin and Adjusted EBITDA Margins for the Non-GAAP reconciliations (Amounts are in whole dollars, shares are in thousands and margins are in %) Q1 2019 FY 2018 Q4 2018 Q3 2018 Q2 2018 Q1 2018 ADJUSTED DILUTED EPS(1) Weighted Average Common Shares Outstanding 207,944 206,056 207,103 206,605 205,296 205,093 Adjustments: Stock options 27 97 45 122 146 143 Restricted stock and performance units / shares 2,783 3,481 3,480 3,017 3,447 2,773 Adjusted Weighted Average Common Shares Outstanding 210,754 209,634 210,628 209,744 208,889 208,009 Diluted EPS from Continuing Operations $ (1.49) $ (2.06) $ (0.69) $ (1.16) $ 0.04 $ (0.26) Adjustments: Total non-GAAP adjustments(2) 1.85 3.38 1.07 1.61 0.09 0.62 Income tax adjustments(2) (0.22) (0.27) (0.12) (0.17) 0.17 (0.14) Adjusted Diluted EPS Before Adjustment for Divestitures $ 0.14 $ 1.05 $ 0.26 $ 0.28 $ 0.30 $ 0.22 ADJUSTED EFFECTIVE TAX RATE Effective tax rate 8.9% (5.3)% 2.1% 6.0% 79.6% 7.4% Adjustments: Total non-GAAP adjustments(2) 25.8% 30.4% 26.3% 19.6% (68.5)% 27.3% Adjusted Effective Tax Rate(2) 34.7% 25.1% 28.4% 25.6% 11.1% 34.7% 22

CONTINUED

CONDUENT

(Margins are in %)	Q1 2019	FY 2018	Q4 2018	Q3 2018	Q2 2018	Q1 2018
ADJUSTED OPERATING MARGIN						
Income (Loss) Before Income Taxes Margin	(29.2)%	(7.3)%	(11.2)%	(19.3)%	3.9 %	(3.8)%
Adjustments:						
Total non-GAAP adjustments(2)	33.5 %	13.0 %	17.5 %	25.6 %	1.3 %	8.9 %
Interest expense	1.7 %	2.1 %	1.6 %	1.7 %	2.7 %	2.3 %
Margin for Adjusted Operating Income Before Adjustment for Divestitures	6.0 %	7.8 %	7.9 %	8.0 %	7.9 %	7.4 %
2018 divestitures(3)	0.1 %	(0.9)%	0.4 %	(0.2)%	(2.0)%	(1.8)%
Margin for Adjusted Operating Income	6.1 %	6.9 %	8.3 %	7.8 %	5.9 %	5.6 %
ADJUSTED EBITDA MARGIN						
EBITDA margin Before Adjustment for Divestitures	(17.4)%	3.3 %	(0.5)%	(9.0)%	15.0 %	6.8 %
2018 divestitures(3)	(0.7)%	(1.7)%	(0.6)%	(2.6)%	(0.6)%	(2.1)%
EBITDA Margin	(18.1)%	1.6 %	(1.1)%	(11.6)%	14.4 %	4.7 %
Total non-GAAP adjustments	28.0 %	8.6 %	12.7 %	21.0 %	(3.0)%	4.5 %
2018 divestitures(3)	0.7 %	1.7 %	0.6 %	2.6 %	0.6 %	2.1 %
Adjusted EBITDA Margin Before Adjustment for Divestitures	10.6 %	11.9 %	12.2 %	12.0 %	12.0 %	11.3 %
2018 divestitures(3)	0.3 %	(0.4)%	0.5 %	0.4 %	(1.3)%	(1.1)%
Adjusted EBITDA Margin	10.9 %	11.5 %	12.7 %	12.4 %	10.7 %	10.2 %

1. *Average shares for the 2019 and 2018 calculation of adjusted EPS excludes 5 million shares associated with our Series A convertible preferred stock and includes the impact of the preferred stock dividend of $2.4 million per each quarter.*
2. *The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the business divestitures, the State of Texas litigation reserve, loss on extinguishment of debt, charges for amortization of intangible assets, restructuring and divestiture related costs.*
3. *Adjusted for the full impact from revenue and income/loss from divestitures for all periods presented.*

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Non-GAAP Reconciliation: Adj. Free Cash Flow Three Months Ended March 31, (in millions) 2019 2018 Operating Cash Flow $ (49) $ (38) Cost of additions to land, buildings and equipment (53) (33) Proceeds from sales of land, buildings and equipment 1 — Cost of additions to internal use software (17) (6) Tax payment related to divestitures 2 — Transaction costs 3 1 Litigation payments 20 — Deferred compensation payments and adjustments — 7 Adjusted Free Cash Flow $ (93) $ (69) 24

Non-GAAP Reconciliation: Adjusted Cash (in millions) As of March 31, 2019 As of December 31, 2018 Cash and cash equivalents $ 520 $ 756 Deferred compensation payments and adjustments — 99 Deferred compensation payable — (99) Adjusted cash and cash equivalents $ 520 $ 756 Restricted cash at end of period included in Other current assets 8 10 Total Cash(1) $ 528 $ 765 (1) Total Cash includes restricted cash 25

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